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                                                                     EXHIBIT 4.1


                            CERTIFICATE OF TRUST OF
                    COMMONWEALTH BANKSHARES CAPITAL TRUST I

                  THIS Certificate of Trust of Commonwealth Bankshares Capital Trust I (the "Trust") is being duly executed and filed on behalf of the Trust by the undersigned, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. C. (S). 3801 et seq.) (the "Act").
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                  1.    Name.  The name of the business trust formed by this
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Certificate  of Trust is  Commonwealth Bankshares Capital Trust I.

                  2.    Delaware Trustee.  The name and business address of
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the trustee of the Trust in the State of Delaware are Wilmington Trust Company,
Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001,
Attn: Corporate Trust Administration.

                  3.    Effective Date.  This Certificate of Trust shall be
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effective upon filing.

                  IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.

                                   WILMINGTON TRUST COMPANY, not in its
                                   individual capacity but solely as Trustee


                                   By /s/ Wilmington Trusts Company
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                                   Name:
                                   Title: